UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 7, 2019
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, the Board of Directors of Alaska Air Group, Inc. (the “Company”) made the following appointment, effective immediately:

Kathleen Hogan, Chief People Officer and Executive Vice President, Human Resources at Microsoft, was appointed to the Company’s and its subsidiaries’ boards of directors. Hogan was also appointed to the Compensation and Leadership Development Committee of the Company’s Board of Directors. Hogan will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Hogan received a prorated annual cash retainer of $56,510 for service on the Company’s board for the period until the Company’s next annual meeting of stockholders. In addition, under the Company’s 2016 Performance Incentive Plan, Hogan received a grant of Alaska Air Group, Inc. common shares, determined by dividing the grant value ($75,340) by the closing price of the Company’s common stock on August 7, 2019.

In connection with Ms. Hogan’s appointment, the number of seats on the Company’s and its subsidiaries’ boards of directors was increased by actions of each board from 11 to 12.

ITEM 7.01.  Regulation FD Disclosure

On August 7, 2019, the Company issued a press release announcing the appointment of Kathleen Hogan to the Company's board of directors. The press release is furnished as Exhibit 99.1.

ITEM 9.01  Financial Statements and Other Exhibits

Exhibit 99.1	Press release dated August 7, 2019

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: August 7, 2019

/s/ KYLE B. LEVINE
Kyle B. Levine
Vice President, Legal and General Counsel